Exhibit 1

HORIZON ENERGY DEVELOPMENT, INC.
BALANCE SHEET
(Unaudited)

                                                            At June 30, 2001
                                                            ----------------
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                                 $249,677,498
   Accumulated D, D & A                                        (83,142,454)
                                                              ------------
Net Property, Plant & Equipment                                166,535,044
                                                              ------------

Current Assets:
   Cash and Temporary Cash Investments                          12,182,717
   Notes Receivable - Intercompany                               1,300,000
   Receivables - Net                                             4,201,270
   Accounts Receivable - Intercompany                               17,607
   Unbilled Utility Revenue                                      2,744,284
   Materials/Supplies - Average Cost                             2,256,618
   Prepayments                                                      21,332
                                                              ------------
Current Assets                                                  22,723,828
                                                              ------------

Other Assets                                                    10,216,939
                                                              ------------

Total Assets                                                  $199,475,811
                                                              ============

CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock                                              $      4,750
 Paid in Capital                                                38,245,591
   Earnings Reinvested in Business                              (2,959,208)
   Accumulated Other Comprehensive Income (Loss)               (27,735,365)
                                                              ------------
Total Common Stock Equity                                        7,555,768
                                                              ------------

   Long-Term Debt Net of Current Portion                        26,820,295
   Notes Payable - Intercompany                                 90,000,000
                                                              ------------
Total Capitalization                                           124,376,063
                                                              ------------

Minority Interest in Foreign Subsidiaries                       21,560,064
                                                              ------------

Liabilities:
   Notes Payable to Banks                                        9,456,312
   Notes Payable - Intercompany                                 13,700,000
   Long Term Debt Due Current                                    8,394,100
   Accounts Payable - Other                                      6,524,738
   Accounts Payable - Intercompany                               2,279,941
   Other Accruals & Current Liabilities                          2,527,566
                                                              ------------
Total Current Liabilities                                       42,882,657
                                                              ------------

Deferred Credits:
   Accumulated Deferred Income Tax                               9,060,083
   Liability for Derivative Financial Instruments                  799,113
   Other Deferred Credit                                           797,831
                                                              ------------
Total Deferred Credits                                          10,657,027
                                                              ------------

Total Capitalization & Liabilities                            $199,475,811
                                                              ============